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                                   EXHIBIT 23

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-61665, 33-08779, 33-08781 and 33-95103) of Transmation, Inc. of our report dated May 17, 2000, except as to the classification of debt described in Note 5 which is as of June 23, 2000, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Rochester, New York
June 23, 2000